SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013

GOLDLAND HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1001 3rd Ave. W., Suite #430

Bradenton, FL 34209

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2013, Goldland Holdings Co. (the “Company”) (through its wholly-owned subsidiary, Universal Entertainment SAS, Inc.), entered into an Asset Purchase Agreement (the “Original Agreement”) with Universal Entertainment SAS, Ltd. (the “Seller”), a corporation formed under the laws of the Country of Colombia, to acquire certain casino equipment (the “Equipment”).

On November 18, 2013, the  Company entered into an Amended Asset Purchase Agreement (the “Amended Agreement”) with the Seller, as well as Game Touch, LLC and Claudia Sifuentes Robles, two shareholders of the Seller.  Under the Amended Agreement, the Company agreed to acquire the Equipment on the following terms:

Description of Equipment Acquisition: The purchase price of the Equipment is 17,450,535 shares of the Company’s Common Stock, after giving effect to a proposed one for ten reverse stock split.  The parties have agreed to value the shares at $3,490,107, or $0.20 per share.  The Equipment had an original cost of $874,970, and includes approximately 67 video poker and slot machines; 8 blackjack and miscellaneous game tables and related furniture and equipment; roulette table and related furniture and equipment; bingo equipment and furniture; casino chips, bill acceptors, coin counter and related equipment; and miscellaneous office equipment, like chairs, tables, etc.

The Amended Agreement includes a number or representations and warranties of the seller, including that the seller is duly organized and in good standing; that the seller is authorized to enter into the Amended Agreement and consummate the transactions provided for therein; that the Company will acquire good title to the Equipment free and clear of all liens, claims or encumbrances; that the seller is not acquiring the Company’s shares with a view to redistribute them; that the seller has reviewed the Company’s SEC filings.

Equipment Lease:  At the closing of the purchase of the Equipment (the “Equipment Acquisition”), the Company will simultaneously enter into a lease (the “Lease”) of the Equipment to VOMBLOM & POMARE S.A., a company formed under the laws of Colombia.  The Equipment will be used primarily in the operation of a casino that is owned and operated by the lessee on San Andres Isla, Colombia. However, some of the equipment, such as video poker and slot machines, will be placed in retail locations under agreements with the retail merchant to divide winnings from the machines. The Lease provides that it will commence as of September 19, 2013, will be for an initial term of five years, and will automatically renew for an additional five year term unless either party elects to terminate the lease at least 90 days prior to the expiration of the original term.  The lessee shall be responsible for maintenance of the Equipment, payment of all taxes assessed against the Equipment, and maintaining insurance on the Equipment. Lease payments will be equal to $700,000 per year, payable in monthly installments of $58,333.  During the term of the Lease, the lessee is required to provide the Company with a daily report of net revenues from the operation of the lessee’s business. Furthermore, the lessee agreed to allow an auditor to use an office in the lessee’s business for purposes of conducting a monthly audit of the lessee’s business, and to pay all costs of the auditor over $1,500 per month.

Bonus Shares:  In connection with the Equipment Acquisition, the Company plans to issue 17,000,000 post-split shares of common stock to various officers, directors and significant shareholders as a bonus for past services and support of the Company and as consideration for future services and support.  If the Equipment Acquisition is not consummated, the shares will not be issued.  Set forth below is a list of the proposed shares issuances:

Shareholder	No. of Shares
Paul Parliament	500,000
Lewis Georges	500,000
Christian Quilliam	5,000,000
New Vision Financial, Ltd.	2,000,000
Allan Breitkreuz	3,000,000
Bisell Investments, Inc.	2,000,000
Denise Quilliam	4,000,000
Total	17,000,000

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Cancellation of Options:  In connection with the Equipment Acquisition, the Company plans to enter into agreements to cancel all outstanding options in consideration for $100 payable to each optionholder.  If the Equipment Acquisition is not consummated, the options will not be cancelled.  Set forth below is a list of the options that will be cancelled:

Pierre Quilliam	18,000,000
Denise Quilliam	13,250,000
Christian Quilliam	17,000,000
Thomas C. Ridenour	17,000,000
Allan Breitkreuz	17,000,000
Pascale Tutt	3,750,000
Total	86,000,000

Consulting Agreements.  In connection with the Equipment Acquisition, the Company plans to enter into consulting agreements with the principals of the seller, the seller’s investment banker and certain other consultants.  If the Equipment Acquisition is not consummated, the Company will not enter into the consulting agreements.  Set forth below is a summary of the key terms of the consulting agreements:

Consultant	Compensation	Term	Bonus Shares

Julios Kosta	$250,000/year	5 years	6,808,046
Claudia Cifuentes Robles	$120,000/year	5 years	1,361,888
Jack Frydman	$250,000/year	5 years	6,808,046
Pascale Quilliam	$150,000/year	5 years	500,000
Richard Kaiser	$2,500/month	1 year	500,000
Pierre Quilliam	$250,000/year	5 years	0
Thomas C. Ridenour	$185,000/year	5 years	3,000,000
Q-Prompt, Inc.	None	5 years	1,000,000

All of the consulting agreements provide that they are terminable at will by either party prior to the expiration of the term on thirty days’ notice to the other party.  All of the consulting agreements provide that the bonus shares will be registered on Form S-8 prior to issuance.  With the exception of Mr. Kaiser’s consulting agreement, all of the consulting agreements provide that the compensation will be paid three times per year in restricted shares of the Company’s common stock valued at the closing price of the common stock at the end of each trimester.  In Mr. Kaiser’s case, his consulting payments will be made on a monthly basis with shares of restricted common stock with a value of $1,000, and in shares of common stock registered on Form S-8 with a value of $1500.

Conditions to Closing. The closing of the Equipment Acquisition is conditioned on the completion of a one for ten reverse split of the Company’s common stock, all of the representations and warranties of both parties being true as of the closing date, the execution of the Lease, the issuance of the bonus shares described below, the cancellation of the options described below, the execution of the consulting agreements described below, among other things.

Accounting treatment of transaction.  The Company plans to record the purchase of the Equipment as the acquisition of tangible, depreciable assets.  In addition, the Company will enter into a lease agreement which will be capitalized.  The value of the lease will be recorded as an asset using a discount rate of 7.5% for a term of five years.  The excess purchase price will be recorded as goodwill.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1

First Amendment to Asset Purchase Agreement dated November 15, 2013 by and between Universal Entertainment SAS, Ltd., a corporation formed under the laws of the Country of Colombia, Game Touch, LLC, Claudia Cifuentes Robles and Universal Entertainment SAS, Inc., a Florida corporation

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDLAND HOLDINGS, CO.
Date: November 18, 2013	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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